Exhibit 15.3

Consent of Shandong Haoxin Certified Public Accountants Co., Ltd.

We hereby consent to the incorporation by reference in (a) this Annual Report on Form 20-F for the year as of December 31, 2021 and (b) the Registration Statement on Form S-8 (No. 333-260131) of Onion Global Limited of our report dated June 27, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

June 27, 2022